EXHIBIT 5
                                 HOUSE LAW FIRM
                                3325 HEALY DRIVE
                       WINSTON-SALEM, NORTH CAROLINA 27103

                                 August 26, 1997

Diversified Senior Services, Inc.
915 West Fourth Street
Winston-Salem, North Carolina 27101

    RE:   1997 SECURITIES AND EXCHANGE COMMISSION
          REGISTRATION  STATEMENT

Gentlemen:

     We are special counsel to Diversified Senior Services, Inc. (the "Company") in connection with the SEC Form SB-2 Registration Statement dated August 25, 1997. Except where otherwise noted, capitalized terms used but not otherwise defined herein have the meanings given them in the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991).

     This Opinion Letter is governed by, and shall be interpreted in accordance with the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the laws of the State of North Carolina and the Federal law of the United States.

     1. The Company has been duly incorporated under the laws of the State of North Carolina and is validly existing as a corporation in good standing under the laws of that state.

     2. The Common Stock and Warrants, upon their issuance, sale and delivery in accordance with the terms of the Prospectus contained in the Registration Statement will be duly and validly issued and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Common Stock and Warrants and to the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In given such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act.

                                        Sursum Corda,

                                        HOUSE LAW FIRM

                                        /s/ Don R. House

                                        Don R. House